Exhibit 10.2

[***]CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This Supply Agreement (the “Supply Agreement”) is dated as of the 18th day of June, 2009 (the “Effective Date”), between NeurogesX, Inc., a Delaware corporation having a place of business at 2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404, United States of America (“NGX”) and Astellas Pharma Europe Ltd. a corporation established under the laws of England and Wales having a place of business at Lovett House, Lovett Road, Staines, TW18 3AZ, England (“Astellas”). Each of NGX and Astellas shall be a “Party,” together the “Parties”.

RECITALS

A.	Astellas and NGX have entered into a Distribution, Marketing and License Agreement, dated 18th June, 2009 (the “Agreement”), and in which NGX has granted Astellas certain rights to use, promote, market, sell, offer for sale, import, export or otherwise commercialize the Existing Product in the Territory.

B.	NGX has previously entered into supply agreements with certain third party suppliers for the manufacture and supply of NGX’s requirements of API, Patches and Gel, which are required components of the Existing Product. In particular NGX has entered into the Formosa Agreement, pursuant to which Formosa has agreed to supply NGX with its requirements of API, the LTS Agreement, pursuant to which LTS has agreed to supply NGX with its requirements of Patches, and the CPL Agreement, pursuant to which CPL has agreed to supply NGX with its requirements of Gel.

C.	As set forth in the Agreement, Astellas and NGX have agreed that Astellas shall, and NGX has granted Astellas the right and license to, enter into direct supply agreements with each of Formosa, LTS and CPL to secure the supply of Components. Formosa, LTS and CPL have expressed their willingness to enter into direct supply agreements with Astellas [***], respectively, which are attached to this Supply Agreement as Exhibit C.

D.	For the interim period, until the date when Astellas has secured direct supply of Components from Formosa, LTS and CPL, Astellas and NGX have agreed to enter into this Supply Agreement to establish a supply relationship, pursuant to which Astellas will purchase its requirements of Components for the Territory through NGX, and, accordingly, NGX will undertake to have LTS and CPL supply Astellas with its requirements of Components, which Astellas shall assemble and package into Existing Product in finished form suitable for sale by Astellas, its Affiliates and Subdistributors, all on the terms and conditions set forth herein below.

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1. DEFINITIONS.

1.1 “Affiliate” shall mean, in the case of a Party, another entity that controls, is controlled by or is under common control with the Party, but only for so long as such control exists. For purposes of this definition only, “control” shall mean beneficial ownership (direct or indirect) of at least fifty percent (50%) of the shares of the Party entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, in the election of the corresponding managing authority); provided that where the local law does not permit foreign equity ownership of at least fifty percent (50%), then “control” shall mean the beneficial ownership (direct or indirect) of the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2 “Act” shall mean the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 301 et seq.) and the regulations promulgated thereunder, as such may be amended from time to time.

1.3 “API” shall mean pharmaceutical grade trans-capsaicin for incorporation into Patches.

1.4 “API Approvals” shall mean approvals to import, export, sell or otherwise commercialise the API alone or with other products obtained as a result of regulatory applications and other filings to the FDA or other regulatory authorities.

1.5 “API CoA” shall mean a Certificate of Analysis issued by Formosa, in a form agreed upon with NGX, describing all current requirements of the API Specifications, results of tests performed certifying that the API supplied has been manufactured, controlled and released at the API Facility in accordance with the API Specifications, all API Approvals and applicable API Regulatory Requirements.

1.6 “API Facility” shall mean Formosa’s GMP manufacturing facility located at [***].

1.7 “API IP Claims” shall mean any third party claims, actions or proceedings alleging the infringement of any patent, trade secret or other intellectual property of a third party.

1.8 “API Master Production Record” shall mean the certain documents approved by NGX in accordance with the Formosa Agreement that define the manufacturing methods and procedures, test methods, specifications, materials, and other procedures, directions and controls associated with the manufacture and testing of the API.

1.9 “API Quality Agreement” shall mean the quality agreement dated 7 June 2006 attached to the Formosa Agreement.

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1.10 “API Raw Materials” shall mean all raw materials, supplies, components and packaging necessary to manufacture the API in accordance with the API Specifications and API Master Production Record.

1.11 “API Regulatory Requirements” shall mean (i) compliance with all applicable laws, rules, guidelines, regulations and standards of governmental authorities, including cGMP, and (ii) obtaining and maintaining all licences and other authorisations required by regulatory authorities, that in each case are applicable to the manufacturing, processing, and supply activities in relation to the API, the API Facility, or any other facilities at which any of the manufacturing or process activities relating to the API may be performed or are applicable in the Territory.

1.12 “API Specifications” shall mean the specifications set forth on Exhibit B of the Formosa Agreement as such specifications may be modified pursuant to Section 3.5 of the Formosa Agreement.

1.13 “Batch” shall mean:

1.13.1 in the case of Patches, the quantity of Patches produced from [***] production run, which based on the expected yield, shall initially be deemed to be [***]. As [***] the production of [***] of Patches by LTS, the definition of Batch shall be adjusted to reflect the actual yield of Patches as described in Section 2.4(a) of the LTS Agreement; and

1.13.2 in the case of Gel, the quantity of Gel produced from [***] production run, which based on the current run volumes, is expected to result in [***] of Gel.

1.13.3 Notwithstanding the foregoing, it is understood that NGX reserves the right to increase production run volumes of Patches and Gel in the future in order to realize increased efficiencies of scale, in which case this definition shall be adjusted accordingly.

1.14 “Business Day” shall mean any day other than a Saturday, a Sunday or a day (a) which is a public holiday in [***], or a regional legal holiday in the location where the manufacturing facilities of LTS or CPL are located, or (b) on which NGX, LTS or CPL are closed down in the regular course of business (e.g., between Christmas and New Year). If any period hereunder does not end on a Business Day, the period shall automatically be extended to the next Business Day.

1.15 “Certificate of Analysis” shall mean a document setting out the results of analysis of a batch of Components together with the Specification and methods by which the tests were performed.

1.16 “Certificate of Conformance” shall mean a document stating and confirming that the Components have been manufactured and quality controlled in accordance with, and in all respects complies with, cGMP and the MAA Approval.

1.17 “cGMP” shall mean then current good manufacturing practices as promulgated by the FDA and its counterpart governmental agencies in the Territory, in the form of laws,

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regulations and general guidance documents, including those practices and standards set forth in Current Good Manufacturing Practice Regulations of the US Food Drug and Cosmetic Act (21 C.F.R. § 210 and 211 et. seq.) in relation to the production of pharmaceutical products and those practices and standards provided for in European Community Directive 91/356/ECC, as interpreted by the ICH Harmonized Tripartite Guideline.

1.18 “CPL” shall mean Contract Pharmaceuticals Limited Canada having a principal place of business at [***].

1.19 “CPL Agreement” shall mean the Manufacturing and Supply Agreement between NGX and CPL, effective as of December 22, 2005.

1.20 “Component(s)” shall mean, individually or collectively, the Patch and the Gel.

1.21 “Control” or “Controlled” shall have the meaning set forth in Section 1.9 of the Agreement.

1.22 “Cost of Goods” shall mean one hundred percent (100%) of NGX’s manufacturing cost, which shall comprise the sum of:

(a) all amounts paid by NGX to Third Parties for the fulfilling of a particular Purchase Order of Astellas, including without limitation amounts paid to Third Parties (i) for the purchase of raw materials and for the manufacture, packaging, labeling, finishing, inspection, approval for release and preparation for shipment of Components, and (ii) for transport, insurance, customs and duty clearance and storage of Components, in each case to be calculated in accordance with GAAP and NGX’s then prevailing standard procedures for calculating cost of goods, to the extent these standard procedures are not inconsistent with GAAP (“Third Party Costs”); and

(b) NGX labor costs for product quality assurance/control and supply chain management (“Internal Labor Costs”). The Internal Labor Cost for the [***] period commencing on the Effective Date is set forth in Exhibit 1.22. Prior to [***] of the Effective Date, and [***] prior to [***] of the Effective Date thereafter, the Parties shall agree upon an updated Internal Labor Costs for such subsequent [***] period, such updated Internal Labor Cost to be based on NGX’s projected actual labor costs for product quality assurance/control and supply chain management for such period provided that to the extent that any of the activities comprised in the Internal Labor Costs can be carried out by Astellas then Astellas shall have the option to request from NGX at any time to take over such activities, in which case this Agreement will be amended accordingly and such costs will thereafter no longer form part of the Internal Labor Costs.

A breakdown of the Cost of Goods is set forth in Exhibit 1.22. It is understood that (x) with respect to Internal Labor Cost, the costs set forth in Exhibit 1.22 are fixed and applicable for the [***] period commencing on the Effective Date (provided that such amount shall be subject to adjustment prior to the beginning of [***] based on the increase in the Retail Price Index in the

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United States), and (y) Exhibit 1.22 is an exclusive list of any and all cost line items making up the Third Party Costs (save that any line item may be split into subsets as long as such subsets were originally included within a line item in Exhibit 1.22) and Internal Labor Costs and NGX shall not be allowed to charge any additional cost line items relating to the Internal Labor Costs.

1.23 “Cost of Inventory” shall mean the cost of inventory set forth in Exhibit 1.22.

1.24 “Data” shall have the meaning set forth in Section 1.14 of the Agreement.

1.25 “Delivery Point” shall mean (i) in case of the Patches, LTS’ loading dock in [***] and (ii) in case of the Gel, CPL’s loading dock in [***], in each case unless otherwise mutually agreed by the Parties in writing.

1.26 “EMEA” shall mean the European Medicines Agency.

1.27 “Existing Product” shall mean a product containing a Patch and/or Gel, whether alone or in combination, together with any ancillary non-pharmalogically active components (e.g. gloves), if MAA Approval has been obtained for such a combination.

1.28 “FDA” shall mean the United States Food and Drug Administration, or its successor.

1.29 “Field” shall mean the [***].

1.30 “Final Destination” shall mean the final destination, [***], to which the Components have to be carried.

1.31 “Formosa” shall mean Formosa Laboratories, Inc., a Taiwanese corporation having a principal place of business at [***].

1.32 “Formosa Agreement” shall mean the Manufacturing and Supply Agreement between NGX and Formosa, effective as of 19 August, 2008

1.33 “GAAP” shall mean generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS).

1.34 “Gel” shall mean the packaged cleansing gel product, as further described in NGX’s EMEA MAA No. 000909 and any supplements and amendments to such MAA Approval existing as of the Effective Date, together with any improvements or modifications (including but not limited to line extensions, enhanced or modified presentations and formulations) to such cleansing gel or any other cleansing gel [***], in each case developed by or on behalf of NGX during the term of the Agreement.

1.35 “Know-How” shall have the meaning set forth in Section 1.27 of the Agreement.

1.36 “LTS” shall mean LTS Therapie-Systeme AG with its head office at [***].

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1.37 “LTS Agreement” shall mean the Commercial Supply and License Agreement between NGX and LTS entered into on 28 January 2007.

1.38 “MAA” shall have the meaning set forth in Section 1.33 of the Agreement.

1.39 “MAA Approval” shall have the meaning set forth in Section 1.34 of the Agreement.

1.40 “NGX Technology” shall mean any Know-How that is necessary for the manufacture, release and/or quality control (including without limitation laboratory testing) of the Components that either (a) is Controlled by NGX on the Effective Date or (b) comes within NGX’s Control during the term of this Supply Agreement or (c) that CPL is obligated to provide to NGX under Section 2.8 of the CPL Agreement.

1.41 “Non-Conforming Components” shall mean Non-Conforming Patches and Non-Conforming Gel collectively.

1.42 “Patch” shall mean the capsaicin-containing cutaneous patch described in NGX’s EMEA MAA No. 000909 and any supplements or amendments to such MAA Approval, together with any changes to formulation or other aspects of such patch (including but not limited to line extensions, enhanced or modified presentations and formulations) developed by or on behalf of NGX during the term of this Agreement, [***]. As used in this Agreement, a [***] such product comprising [***].

1.43 “Patent Rights” shall have the meaning set forth in Section 1.40 of the Agreement.

1.44 “Purchase Order” shall mean an order by Astellas to NGX to purchase a specified amount of Components, which constitutes, upon acceptance by NGX, a purchase of such amount of Components to which the framework terms and conditions set forth in this Supply Agreement apply.

1.45 “Qualified Person” shall mean a Qualified Person as defined in European Directive 2001/83/EC or any amendment thereto.

1.46 “Regulatory Authority” shall mean, with respect to a particular country or other regulatory jurisdiction, the governmental agency or regulatory authority that is the counterpart of the FDA or the EMEA in such country or regulatory jurisdiction or any successor agency or regulatory authority thereto.

1.47 “Regulatory Requirements” shall mean, with respect to each Component, all laws, regulations and other legal requirements applicable to the manufacture of the relevant Component, including without limitation cGMP, FDA regulations, ICH guidelines and any applicable local laws and regulations in the place of manufacture, storage and handling, any requirements set forth in any regulatory filings or approvals for the Patches in the Territory.

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1.48 “Specifications” shall mean the specifications for the Patches (“Patch Specifications”) and the specifications for the Gel (“Gel Specifications”) set forth in Chapters 3.2.P.5.1 of the Existing Product MAA Approval (as defined in the Agreement), as the same may be amended from time-to-time in accordance with a change control mechanism agreed between LTS, NGX and Astellas.

1.49 “Subdistributor” shall mean a Third Party appointed by Astellas or one of its Affiliates as a distributor of a Product, in accordance with Section 2.4.1 and 2.4.3 of the Agreement, which Third Party purchases Product [***]. For the avoidance of doubt, “Subdistributor” shall specifically exclude “Sublicensees” (as such term is defined in the Agreement).

1.50 “Territory” shall have the meaning as set forth in Section 1.48 of the Agreement.

1.51 “Third Party” shall mean any party other than Astellas, NGX and their respective Affiliates.

1.52 “Wind-down Period” shall have the meaning set forth in Sections 18.3 and 18.4 of the Agreement.

1.53 In addition, the following terms shall have the meaning described in the corresponding section of this Supply Agreement.

Term	Section Defined
“Agreement”	Recitals
“Alternative API Supplier”	2.4(a)
“Alternative Gel Supplier”	2.4(b)
“Alternative Patch Supplier”	13.4.4
“API Warranties”	12.2.3
“Assembly And Sales Preparation Services”	3.4
“Astellas”	Recitals
“Astellas Indemnitees”	17.1
“Component Latent Defects”	9.1
“Component Rejection Notice”	9.1
“Confidential Information”	11.1
“CPL Failure Event”	13.2.3
“Delivery Date”	5.3.1
“Delivery Details”	5.3.1
“Disputed Gel”	9.3.3
“Disputed Patches”	9.2.3
“Effective Date”	Recitals
“Excess Orders”	5.3.3
“Existing Suppliers”	3.7
“First Forecast”	5.2.1
“Formosa Supply Failure”	13.2.4
“Gel Inventory”	4.1.2

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“Gel Laboratory”	9.3.3
“Gel Specifications”	1.48
“Gel Testing Period”	9.1
“Gel Warranties”	12.2.2
“Inventory Shelf Life”	8.3(a)
“Inventory Supply Price”	4.5
“Indemnitee”, “Indemnitor”	17.3
“Liabilities”	17.1
“LTS Failure Event”	13.2.2
“LTS Second Site”	13.4.3
“Maximum Order Quantity”	5.2.4
“NGX”	Recitals
“NGX Indemnitees”	17.2
“NGX Supply Failure”	13.3
“Non-Conforming Gel”	9.1
“Non-Conforming Patches”	9.1
“Party”, “Parties”	Recitals
“Patch Inventory”	4.1.1
“Patch Laboratory”	9.2.3
“Patch Specifications”	1.48
“Patch Storage Specifications”	9.2.1
“Patch Testing Period”	9.1
“Patch Warranties”	12.2.1
“Product Coordinator”	3.3.1
“Quality Agreement”	8.1
“Recall”	14
“Rolling Forecast”	5.2.2
“Safety Stock”	7
“Seven (7) Business Day Window”	5.5.1
“Shelf-Life”	8.3
“Shortfall”	5.7.1
“Supply Agreement”	Recitals
“Supply Failure”	13.2.1
“Supply Price”	6.1
“Third Party Costs”	1.22
“Third Party Claim”	17.1.1
“Third Party Supplier”	3.7
“Variation Costs”	8.9

Unless otherwise indicated, any reference in this Supply Agreement to a Section or Exhibit refers to the specified Section or Exhibit to this Supply Agreement. In this Supply Agreement, the terms “this Supply Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Supply Agreement and not to any particular part, Section, Exhibit or the provision hereof.

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Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

Any reference herein to a “day” or “days” shall be references to a calendar day or calendar days.

2. FUTURE SUPPLY ARRANGEMENTS

2.1 Direct Supply Arrangements. [***] following the Effective Date Astellas and NGX shall negotiate and agree in good faith and without undue delay with each of LTS, Formosa and CPL tri-partite agreements which establish a direct supply relationship between Astellas and each of LTS, Formosa and CPL.

2.1.1 LTS Tri-Partite Agreement. Astellas and NGX shall use commercially reasonable efforts to negotiate and enter into a tri-partite agreement with LTS enabling Astellas to order and purchase from LTS directly all requirements of Patches (for sale in the Territory as part of the Existing Product) under essentially the same terms and conditions of the LTS Agreement (“LTS Tri-Partite Agreement”), provided that such LTS Tri-Partite Agreement shall:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***]; and

(f) [***].

2.1.2 Formosa Tri-Partite Agreement. Astellas and NGX shall use commercially reasonable efforts to negotiate and enter into a tri-partite agreement with Formosa enabling Astellas to order and purchase from Formosa directly all requirements of API for use in Patches purchased by Astellas from LTS (“Astellas API”) under essentially the same terms and conditions of the Formosa Agreement (“Formosa Tri-Partite Agreement”), provided that such Formosa Tri-Partite Agreement shall:

(a) [***];

(b) [***];

(c) [***]; and

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(d) [***].

2.1.3 CPL Tri-Partite Agreement. Astellas and NGX shall negotiate and use commercially reasonable efforts to enter into a tri-partite agreement with CPL enabling Astellas to order and purchase from CPL directly all requirements of Gel (for sale in the Territory as part of the Existing Product) under essentially the same terms and conditions of the CPL Agreement (“CPL Tri-Partite Agreement”), provided that such CPL Tri-Partite Agreement shall:

(a) [***];

(b) [***]; and

(c) [***].

2.2 Release Site Variation. The Parties acknowledge that the transfer of responsibility for the release of Astellas API from NGX or its nominee to Astellas or its nominee in accordance with Section 2.1.2(d) requires a variation to the MAA Approval. NGX shall provide Astellas with all Data and NGX Technology and commercially reasonable support required for such release site variation.

2.3 Technology Transfer.

2.3.1 API Technology. [***] execution of the Formosa Tri-Partite Agreement, NGX shall provide Astellas with copies of the written documentation of the methods used by [***] in its release and quality control of API on NGX’s behalf. Additionally, upon Astellas’ request, NGX will authorize [***] to (a) transfer to Astellas or a third party laboratory nominated by Astellas any applicable analyses and tests used by [***] in its release and quality control of API on NGX’s behalf, and (b) provide Astellas with such assistance as may be reasonably required to allow Astellas to analyse and test the API and release it, provided that Astellas [***] it requests from [***].

2.3.2 Patch Technology. Transfer to Astellas of copies of the written documentation of the methods used by LTS in the release and quality control of Patches shall be addressed in the LTS Tri-Partite Agreement.

2.3.3 Gel Technology. Not later than execution of the CPL Tri-Partite Agreement, NGX shall provide Astellas with copies of the written documentation of the methods used by CPL in the release and quality control of Gel.

2.4 [***].[***] following a request by either Party, Astellas and NGX shall enter into good faith discussions to [***] for the [***] as follows:

(a) in the case of [***], NGX and Astellas shall confer and decide upon a mutually acceptable [***]. The Parties shall work together in [***] as soon as reasonably practicable. The costs of [***]. In the event that:

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(i) within [***] following such request the Parties cannot agree on a mutually acceptable [***], or having agreed upon an [***], are unable to agree between themselves upon the terms to be contained in the [***] with such [***]; or

(ii) following a [***]:

(A) the Parties cannot agree on a mutually acceptable [***] within [***] of such [***]; or

(B) having agreed upon an [***], the Parties are unable, within [***] of such supply failure, to agree between themselves upon the terms to be contained in the tri-partite agreement with such [***];

then each Party shall have the right to pursue [***]; and

(b) in the case of [***], NGX and Astellas shall confer and decide upon a mutually acceptable [***]. The Parties shall work together [***]. The costs of [***]. In the event that:

(i) within [***] following such request the Parties cannot agree on a mutually acceptable [***], or having agreed upon an [***], are unable to agree between themselves upon the terms to be contained in [***],

(ii) following a [***]:

(A) the Parties cannot agree on a mutually acceptable [***] within [***] of such [***]; or

(B) having agreed upon an [***], the Parties are unable, within [***] of such [***], to agree between themselves upon the terms to be contained in [***] with such [***];

then each Party shall have the right to [***].

(c) in the event that NGX and Astellas are unable to agree upon an [***].

3. OBJECT OF THE SUPPLY AGREEMENT.

3.1 Object. The object of this Supply Agreement is to set forth framework terms and conditions to which all purchases by Astellas of supplies of Components from NGX shall be subject.

3.2 Supply. Subject to the terms and conditions of this Supply Agreement and the Agreement, NGX shall cause to be supplied to Astellas, and Astellas shall purchase from NGX, (i) the Patch Inventory and Gel Inventory (as defined below) and (ii) such quantities of Patches and Gel as are necessary to meet all of Astellas’ requirements (and the requirements of Astellas’ Affiliates and Subdistributors) for Existing Product. For clarity, the quantities of Patches and Gel supplied to Astellas hereunder are supplied solely for packaging into Existing Product.

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3.3 Product Coordinators.

3.3.1 General. All matters regarding the supply of Astellas with the Components under this Supply Agreement shall be coordinated by one (1) representative designated by each Party (each, a “Product Coordinator”). The initial Product Coordinator for each Party shall be nominated by each Party within [***] of the Effective Date. NGX and Astellas may each replace its respective Product Coordinator at any time for any reason by providing written notice thereof to the other Party.

3.3.2 Responsibilities. The Product Coordinators shall be responsible for, and serve as a single point of contact for, communications, other than legal and regulatory notices, between the Parties related to matters with respect to the purchase and supply of Components under this Supply Agreement, including but not limited to forecasting, ordering and delivering of Components, and other matters related thereto.

3.4 [***]. The Parties acknowledge and agree that the terms of this Supply Agreement apply to [***] only. Astellas will [***] and will [***] together with [***]. For clarification, Astellas shall be free to decide whether to perform [***] itself or to have a Third Party perform such [***].

3.5 Passing of Risk of Loss and Title. Risk of loss and damage and title to all Components supplied to Astellas under this Supply Agreement shall pass to Astellas upon [***]. Except with respect to the right to reject Non-Conforming Components expressly set forth in Section 9.2 and 9.3 below, all sales of Components are final.

3.6 Packaging. [***] after the Effective Date of the Supply Agreement, the Parties shall mutually agree on the freight packaging. In the event Astellas has any special freight packaging instructions differing from those agreed upon by the Parties, it will notify NGX and NGX will use [***] to comply with such instructions. All costs associated with complying with such instructions shall be borne by Astellas. Each container shall be labeled in accordance with any Regulatory Requirements which may include a description of its contents, including the manufacturer lot number, quantity of Components, expiration date and date of manufacture.

3.7 [***]. The Parties acknowledge that NGX has contracted with (i) LTS for the supply to the Patches, (ii) CPL for supply of the Gel and (iii) Formosa for the supply of the API used with the Patches (“Existing Suppliers”). NGX shall only replace one or more of the Existing Suppliers with other qualified third party suppliers (or to retain additional qualified third party suppliers to as alternate sources of supply for Components and/or API) (“Third Party Suppliers”) [***]. In the event that Astellas and NGX agree to [***] with an alternative supplier of Components, NGX and Astellas shall agree in good faith on a [***] establishing the terms under which NGX will make available to Astellas, Components supplied by such [***]. In the event that an additional component is required for the manufacture of the Existing Product, NGX shall provide prompt written notice to Astellas and the Parties shall negotiate and agree in good faith an agreement with a [***].

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4. PURCHASE OF INVENTORY

4.1 Inventory.

4.1.1 Patch Inventory. LTS has [***].

4.1.2 Gel Inventory. CPL has [***].

4.2 Purchase of Inventory. NGX agrees to supply to Astellas, and Astellas agrees to purchase from NGX, all of the [***].

4.3 Delivery. The Patch Inventory and the Gel Inventory shall be delivered [***] (Incoterms 2000) to the Delivery Point, marked for shipment to the Final Destination. NGX shall keep Astellas reasonably informed regarding the anticipated time frame in which the validation analysis of the Patch Inventory and the Gel Inventory shall be completed and such Patch Inventory and the Gel Inventory shall be available for delivery. The Patch Inventory and the Gel Inventory shall be delivered on a batch-by-batch basis to the Delivery Point. NGX shall provide Astellas with at least [***] notice of the first date on which the Patch Inventory and the Gel Inventory shall be available for delivery and Astellas shall nominate the exact date of delivery which shall be within [***] following such first date of delivery. For clarity, the provisions relating to Delivery Dates in Section 5.5.1 do not apply in relation to the inventory and [***]. Astellas shall be responsible for all logistics relating to the delivery of the Patches from the Delivery Point to the Final Destination, including without limitation arranging for carriage and securing any required import licenses.

4.4 Text for Patches. With respect to the Patch Inventory and the Gel Inventory, NGX has determined the text printed on the backing of the Patches and the primary packaging of the Patch and Gel as set forth in Exhibit 4.4. NGX shall be responsible that all such text complies with the MAA and applicable Regulatory Requirements.

4.5 Purchase Price. In consideration for units of Patch Inventory and Gel Inventory supplied by or on behalf of NGX under this Section, Astellas shall pay to NGX a price per unit of such Component (the “Inventory Supply Price”) equal to Cost of Inventory.

4.6 Payment of Inventory Supply Price. Payments due to NGX under Section 4.5 above shall be due, on a batch-by-batch basis, within [***] of the date of receipt of NGX’s invoice and delivery of the relevant batches of the Patch Inventory and Gel Inventory to the Delivery Point.

5. SUPPLY OF COMPONENTS.

5.1 Scope. For clarity, this Section shall apply only to the supply of Components other than the Patch Inventory and Gel Inventory purchased pursuant to Section 4.2.

5.2 Forecasting.

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5.2.1 First Forecast. Astellas shall, at least [***] before the beginning of the calendar quarter in which the first delivery of Patches and/or Gel to Astellas is to occur, provide NGX with an initial forecast of the quantities of Patches and/or Gel estimated to be required and to be delivered in increments of [***] in such calendar quarter and the following [***], such forecast subdividing each quarter in calendar months (“First Forecast”). The quantities of Patches and/or Gel forecasted for the first quarter of the First Forecast shall constitute a binding commitment by Astellas to purchase such quantities, whereas, the forecast for the subsequent quarters of the First Forecast shall be non-binding. For the purpose of clarity, it is understood that in the event that the first delivery of Patches and the first delivery of Gel are not projected to occur in the same calendar quarter, Astellas shall provide separate initial forecasts for Patches and Gel in accordance with this Section 5.2.1 each constituting a First Forecast.

5.2.2 Rolling Forecasts. At least [***] the start of the calendar quarter in which the first delivery of Components to Astellas is to occur under the First Forecast, and thereafter no later than [***] before the start of each subsequent calendar quarter, Astellas shall provide to NGX a good faith rolling written forecast of the quantities of Components (in increments of [***]) projected to be required for the calendar quarter immediately following the first quarter of the previous forecast and each of the immediately following three (3) calendar quarters (“Rolling Forecast”), each such quarter to be subdivided into calendar months. The first quarter in each Rolling Forecast shall be referred to as “Q1” while the second, third and fourth quarters in each Rolling Forecast shall be referred to as “Q2,” “Q3” and “Q4,” respectively. The quantities of Components specified in Q1 of each Rolling Forecast shall constitute a binding commitment by Astellas to purchase such quantities. Subject to Section 5.2.3, the quantities of Components projected for Q2, Q3 and Q4 of a Rolling Forecast shall be non-binding and subject to change by Astellas.

5.2.3 LTS and CPL Commitment. If, as Q2 of the previous Rolling Forecast rolls into Q1 of the current Rolling Forecast, Astellas elects to decrease its forecast for Components in Q1 from the amount forecasted in Q2 of the previous Rolling Forecast, or in the event that Astellas does not place orders in the amounts as forecasted in Q1 of a Rolling Forecast, then to the extent such reduction in forecast or failure to place orders results in additional amounts being owed to LTS under Section 2.14 of the LTS Agreement and/or CPL under Section 2.3 of the CPL Agreement, [***].

5.2.4 Obligations of NGX. NGX shall be obligated to supply or have supplied to Astellas the quantities of Components specified to be delivered in the first quarter of the First Forecast and in Q1 of each Rolling Forecast, to the extent that

(a) in case of the First Forecast, the forecast for the first quarter of such forecast is one or more whole Batches, and

(b) in case of a Rolling Forecast, the forecast for Q1 of such Rolling Forecast:

(i) is one or more whole Batches, and

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(ii) equals the previously forecasted quantity for Q2 of the previous Rolling Forecast (or the forecasted quantity for the first quarter of the First Forecast in the case of the first Rolling Forecast), provided that Astellas may at its election, (A) decrease the quantity of Patches or Gel forecasted for Q2 of the previous Rolling Forecast by one (1) or more Batches as such quarter rolls into Q1 of the current Rolling Forecast, subject to Section 5.2.3 above, (B) increase the quantity of Patches or Gel forecasted for Q2 of the previous Rolling Forecast by one (1) Batch as such quarter rolls into Q1 of the current Rolling Forecast.

Astellas acknowledges that NGX’s ability to obtain Patches from LTS is [***]. Accordingly, Astellas agrees that notwithstanding subsections (i) and (ii) above, NGX will not be obligated to accept the First Forecast or any subsequent Rolling Forecast for Patches to the extent such forecast would require NGX to supply Astellas in any calendar year with [***]. In the event that Astellas believes that its demand for Patches is likely to exceed the [***] in a given calendar year, Astellas will so notify NGX at least [***] will occur and NGX agrees to [***] and [***].

5.3 Purchase Orders.

5.3.1 General. Astellas shall place a Purchase Order with NGX at least [***] before the beginning of the calendar month in which the delivery of the Components shall take place. The quantity of Components ordered in such Purchase Order shall be [***] and shall not exceed, either individually or in aggregate when combined with all other Purchase Orders submitted for such calendar quarter, the quantity of Components specified in Q1 of the then current Rolling Forecast including, if applicable, an extra batch as set forth in Section 5.2.4(b)(ii)(B). Each such Purchase Order shall specify the date(s) requested by Astellas for delivery of such Batch(s) of Patches or such Batch(s) of Gel (“Delivery Date”) as well as the place of Final Destination and shipping instructions (together “Delivery Details”).

5.3.2 Purchase Order Form. All of Astellas’ Purchase Orders shall be made pursuant to a written Purchase Order Form to be agreed upon by the Parties and to be attached hereto as Exhibit 5.3.2. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR OTHER FORM GIVEN OR RECEIVED THAT ARE ADDITIONAL TO OR INCONSISTENT WITH THIS SUPPLY AGREEMENT OR THE PURCHASE ORDER FORM SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

5.3.3 Acceptance; Delivery Details. NGX shall be obligated to accept and have filled Purchase Orders submitted in accordance with Section 5.3.1 above. In addition, NGX shall use commercially reasonable efforts to have filled Purchase Orders for additional Batches of Patches and/or Gel in excess of the number of Batches of Patches and/or Gel which NGX is obliged to fill under Section 5.3.1 (such orders, “Excess Orders”). In the event that NGX is unable to have filled any Excess Orders despite its [***] to do so, NGX shall notify Astellas as soon as practicable, it being understood that such inability to have filled any Excess Orders shall not be deemed a breach of this Supply Agreement. Under a binding Purchase Order, the respective Delivery Details shall be binding if NGX does not reject in writing the Delivery Details under the respective Purchase Order

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within [***] upon receipt of the respective Purchase Order, provided that NGX shall not be entitled to reject any Delivery Details, which are in accordance with Section 5.3.1, provided that [***]. If NGX rejects a Delivery Date in accordance with the previous sentence, the Parties shall mutually agree to a date of delivery as close as possible to the requested Delivery Date ([***]).

5.4 Correct Quantities. In the event Astellas receives at least [***] and not more than [***] of the units of the Components to be supplied with a delivery under a Purchase Order made by Astellas, then the ordered quantities of Components shall be deemed to have been delivered. It is understood that Astellas shall pay only for the amount of Components it actually receives.

5.5 Delivery; Price Reduction for Late Delivery of Patches.

5.5.1 Delivery. Subject to Astellas’ compliance with the terms and conditions set forth in this Supply Agreement, the quantities of Components specified in each accepted Purchase Order shall be delivered [***] (Incoterms 2000) to the Delivery Point, marked for shipment to the Final Destination in accordance with the Delivery Details. The Components shall be delivered to the Delivery Point within [***]. For clarification, delivery of units of Components within the [***] shall be deemed meeting such Delivery Date, provided that it is understood that NGX and its suppliers are only obligated to use commercially reasonable efforts to meet the requested Delivery Dates for Excess Orders. Astellas shall be responsible for all logistics relating to the delivery of the Patches from the Delivery Point to the Final Destination, including without limitation arranging for carriage and securing any required import licenses.

5.5.2 Price Reduction for Late Delivery of Patches. In the event that a given order of Patches is not delivered within the [***], then as per [***], Astellas shall have the right to reduce the Supply Price to be paid for such Patches by: (i) an amount equal to [***] if Astellas receives such [***] after the agreed upon Delivery Date, and (ii) an amount equal to [***] if Astellas receives such Patches [***] after the agreed upon Delivery Date. In the event that Astellas does not receive the Patches [***] after the agreed upon Delivery Date, then in [***]. The Parties acknowledge and agree that the reductions in the Supply Price set forth in (i) and (ii) above shall be Astellas’ sole remedy for late shipments of Patches that do not constitute a Supply Failure.

5.6 Artwork and Text for Patches. NGX will be responsible for determining the initial artwork and text required to be printed on the Patch backing and/or primary Patch packaging in order to comply with the MAA and applicable Regulatory Requirements. The text to be printed on the initial Patch backing is listed in Exhibit 5.6. In case that Astellas wishes to change the artwork and/or text printed on units of Patches (i.e., on the Patch backing and/or primary Patch packaging) or wishes to have additional artwork or text printed on the units of Patches due to Regulatory Requirements, Astellas shall, subject to Section 5.6.1, furnish such artwork and/or text to NGX at [***] days prior to the requested Delivery Date of the first delivery of Patches bearing such different or additional artwork and/or text. Such printing of artwork and/or text shall be subject to NGX’s approval to be refused only in case of a lack of technical feasibility. Astellas shall be responsible for the costs of any packaging material previously purchased by LTS that can no longer be used as a result of any such change, up to a [***] inventory for such materials.

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5.6.1 LTS Commitment. In the event that Astellas provides NGX with artwork and/or text to be printed on units of Patches in accordance with Section 5.6 above, then to the extent that such requested changes to such artwork and/or text result in additional amounts being owed to LTS under Sections 2.13 or 2.14 of the LTS Agreement, Astellas agrees to reimburse NGX for all such cost and expenses charged by LTS to NGX in respect of such changes to the artwork and/or text to be printed on units of Patches.

5.7 Reduction of Orders of Units of Components.

5.7.1 In the event that Astellas wishes to cancel a Purchase Order or wishes to reduce the number of Batches in a given Purchase Order or to effect any other changes to a Purchase Order, Astellas shall promptly so inform NGX in writing ([***]). NGX shall, to the extent permitted under the LTS Agreement and CPL Agreement, as applicable, reduce its purchase obligations of Components by the difference between the quantity of Components Astellas is obligated to purchase under such Purchase Order and the reduced quantity of Components, if any, Astellas actually wishes to purchase (such difference, the “Shortfall”), provided that to the extent that obtaining such reduction would require NGX to incur any fees, penalties or other costs charged to NGX by LTS and/or CPL in accordance with the LTS Agreement and/or the CPL Agreement, NGX will have no obligation to obtain such reduction unless Astellas agrees in writing to reimburse NGX for all such fees, penalties or other costs actually incurred. For clarity, Astellas acknowledges that the LTS Agreement permits the cancellation of only one Purchase Order during any [***] period, and accordingly, Astellas agrees that it will only be entitled to cancel a Purchase Order for Patches to the extent no Purchase Orders have been canceled by either Party during the preceding [***] period.

5.7.2 To the extent that NGX is not able to reduce its purchase obligations for Components with its suppliers by the full amount of the Shortfall pursuant to Section 5.7.1 above, or to the extent Astellas has not agreed in writing to reimburse NGX for all fees, penalties and other costs incurred by NGX in obtaining such reduction, Astellas shall remain obligated to purchase the quantity of Components specified in the applicable Purchase Order (subject to any reduction NGX was able to obtain) and to take delivery of such Components on the applicable Delivery Date.

6. SUPPLY PRICE.

6.1 Supply Price. In consideration for units of Components supplied by or on behalf of NGX under Section hereof, Astellas shall pay to NGX a price per unit of such Component (the “Supply Price”) equal to the Cost of Goods of such unit of such Component plus any taxes for such Components and other costs Astellas has to bear in accordance with Section 10.2.

6.2 Payment of Supply Price. With respect to all orders of Components, NGX shall invoice Astellas upon delivery of Components to the Delivery Point, and payment shall be due within [***] thereafter. Notwithstanding the foregoing:

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(i) in the event that Astellas has rejected a shipment of Gel in accordance with Sections 9.1 and 9.3 below before payment is due, Astellas may withhold payment for such Non-Conforming Gel. With respect to Disputed Gel, if the Gel Laboratory subsequently determines that such Disputed Gel meets the Gel Warranties, then Astellas will be responsible for the cost of the Disputed Gel. If the Non-Conforming Gel is rejected after payment, then in the event that NGX does not dispute such rejection, or if it does dispute such rejection, then in the event that the Gel Laboratory determines that the Disputed Gel has in fact failed to meet the Gel Warranties, Astellas may credit the amount paid therefor against other amounts due to NGX hereunder;

(ii) in the event that Astellas has rejected a shipment of Patches in accordance with Sections 9.1 and 9.2 below before payment is due, Astellas may withhold payment for such Non-Conforming Patches, provided that with respect to Disputed Patches, Astellas shall pay [***] of the Estimated Supply Price. In the event the Patch Laboratory determines that the Disputed Patches fail to meet the Patch Warranties, then Astellas may credit the amount paid therefor against other amounts due to NGX hereunder. In the event the Patch Laboratory determines that the Disputed Patches do conform with the Patch Warranties, then Astellas shall immediately pay the remaining [***] of the Estimated Supply Price for such Disputed Patches. If the Non-Conforming Patches are rejected after full payment has been made, then in the event that NGX does not dispute such rejection, or if it does dispute such rejection, then in the event that the Patch Laboratory determines that the Disputed Patches have in fact failed to meet the Patch Warranties, Astellas may credit the amount paid therefor against other amounts due to NGX hereunder or under the Agreement provided that any such credited amount shall be immediately due and payable by NGX to Astellas on termination of this Supply Agreement.

7. SAFETY STOCK

If Astellas so requests by written notice to NGX, NGX shall maintain at all times during the term of this Agreement adequate safety stock of [***] to meet Astellas’ estimated demand of Patches for the following [***] as set forth in such notice, such forecasted demand to be updated by Astellas every calendar quarter. NGX shall have [***] from the date of such notice to build up the Safety Stock to the required level. Unless Astellas stores the Safety Stock itself, NGX shall invoice Astellas for amounts paid by NGX to Third Party(ies) in connection with the storage for such Safety Stock for Astellas, and payment shall be due within [***] thereafter. Additionally, at Astellas’ request and expense, NGX shall arrange for a second site for storage of half of the Safety Stock in accordance with cGMP and the terms of this Supply Agreement. Upon execution of the [***], Astellas will purchase and take possession of all Safety Stock then being held by NGX on Astellas’ behalf.

8. QUALITY.

8.1 Quality Control/Documentation. [***] after the Effective Date but in any event not later than [***] delivery of Components by NGX to Astellas, the Parties will enter into a written quality control and management agreement to be attached as Exhibit 8.1 for purposes of compliance with applicable Regulatory Requirements in the Territory (the “Quality Agreement”). NGX shall be responsible for conducting (either itself or through its suppliers) quality control testing of each Component prior to shipment in accordance with applicable specifications and shall keep and

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maintain (or require that its suppliers keep and maintain) for the period required by applicable regulation promulgated by Regulatory Authorities, (i) reference samples and quality control records for each batch of starting materials and primary packaging material used in the manufacture of such Component, and (ii) manufacturing and quality control records for each Batch of Components, all as set forth in more detail in the Quality Agreement. The Quality Agreement shall also deal with management of changes in the Components, including but not limited to changes in starting materials and primary packaging materials.

8.2 With each delivery of Components, NGX shall, or shall cause the Existing Suppliers to, provide a batch-specific Certificate of Analysis and Certificate of Conformance signed by NGX’s or the Existing Supplier’s Qualified Person.

8.3 Shelf-life. NGX undertakes to supply Astellas with Components:

(a) in the case Patch Inventory and Gel Inventory, having a shelf-life extending to at least [***],

(b) in the case of Components ordered under Section 5.3.1 hereof, having a minimum remaining shelf-life at the point in time the respective Components are delivered to the Delivery Point of not less than the then current maximum shelf-life established by the applicable Regulatory Authorities for such Components, [***].

8.4 Inspection. If and to the extent NGX is entitled under its agreements with its Existing Suppliers to extend to Astellas the right to inspect the facilities of such Existing Suppliers, NGX shall extend such right to Astellas, and Astellas may exercise such rights in accordance with the terms of the applicable agreements between NGX and such Existing Suppliers. If and to the extent that NGX does not have the right under such agreements to extend to Astellas such inspection rights, but NGX has such inspection rights itself, NGX agrees to exercise such inspection right in coordination with Astellas. In the event the Parties agree to retain a Third Party Supplier, the agreement with such Third Party Supplier shall provide the right for Astellas to inspect the facilities of such Third Party Suppliers. In addition, the Parties shall have those rights set forth in the Quality Agreement with respect to the inspection of facilities used in the manufacture, quality control and storage of the Components.

8.5 If Astellas requests changes to the Specification, such changes shall only be implemented with respect to Components to be supplied to NGX with NGX’s agreement (such agreement not to be unreasonably withheld or delayed). Subject to Section 8.7 and 8.8, Astellas shall be solely responsible for the Variation Costs associated with such mutually agreed upon changes, unless the Parties otherwise agree. In the event that NGX does not agree that the requested changes to the Specification should be implemented with respect to Components for use outside the Territory, NGX shall, upon Astellas’ request and at Astellas’ sole cost, have LTS or CPL manufacture Patches and Gel with the requested Specifications for use by Astellas in the Territory. Prior to requesting that NGX arrange for the manufacture of Components for use in the Territory with Specifications different from the Specifications of the Components being supplied to NGX, Astellas agrees to reasonably consider [***].

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8.6 If NGX requests changes to the Specifications, such changes shall only be implemented with respect to Components to be supplied to Astellas with Astellas’ agreement (such agreement not to be unreasonably withheld or delayed). Subject to Sections 8.7 and 8.8, NGX shall be solely responsible for the Variation Costs associated with such changes, unless the Parties otherwise agree. In the event that Astellas does not agree that the requested changes to the Specifications should be implemented with respect to Components for use in the Territory, NGX shall have the right, at its own expense, to have LTS or CPL manufacture Patches and Gel with the requested Specifications for use by NGX and its licensees outside the Territory. Prior to arranging for the manufacture of Components for use outside the Territory with Specifications different from the Specifications of the Components being supplied to Astellas, NGX agrees to reasonably consider [***].

8.7 If the United States Food and Drug Administration and a relevant governmental authority in the Territory require the same change to the Specifications, then the Parties agree to share the costs of such changes equally between them.

8.8 If a Party requests a change to the Specifications which would be of benefit to both Parties (for example by reducing the future costs of Patches or Gel) and both Parties agree to such change then the Parties agree to share the costs of such changes equally between them.

8.9 As used in herein, “Variation Costs” shall mean the cost to the Parties of implementing the applicable change in Specifications (such cost to include Astellas’ and NGX’s internal and external costs relating to variation of any MAA Approvals, changes to artwork and labelling and changes to raw materials, intermediary products and components, in each case whether such costs are out-of-pocket costs or write-off charges, including Product obsolescence and destruction charges).

9. TESTING AND REJECTION OF COMPONENTS.

9.1 Acceptance. Astellas may test or cause to be tested by its designee samples of Components in accordance with Astellas’ customary procedures upon receipt by Astellas or its designee at the Final Destination within (i) [***] (the “Patch Testing Period”) and (ii) [***] (the “Gel Testing Period”). Astellas or its designee shall have the right to reject any shipment of Patches that does not meet the product warranties set forth in Section 12.2.1 below (the “Non-Conforming Patches”) and/or any shipment of Gel that does not meet the product warranties set forth in Section 12.2.2 below (the “Non-Conforming Gel”) upon providing notice to NGX (the “Component Rejection Notice”) within the Patch Testing Period and/or Gel Testing Period (as applicable); provided however, NGX shall have no liability with respect to Non-Conforming Components to the extent that the nonconformity is due to damage caused by Astellas or its agents or any other Third Party to the respective Patches subsequent to the passing of risk of loss and title in accordance with Section 3.5 hereof. Any Patches supplied under this Supply Agreement which fail to conform to the product warranties set forth in Section 12.2.1 at the time of the passing of risk of loss and title in accordance with Section 3.5 hereof shall be subject to the provisions of Section 9.2 and any Gel

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supplied under this Supply Agreement which fail to conform to the product warranties set forth in Section 12.2.2 at the time of the passing of risk of loss and title in accordance with Section 3.5 hereof shall be subject to the provisions of Section 9.3. Notwithstanding the foregoing, if the Nonconformity of Components cannot be discovered through Astellas’ conduct of normal testing procedures generally accepted by the pharmaceutical industry (such nonconformities, “Component Latent Defects”), Astellas shall have the continuing right to reject the Components, provided it notifies NGX of the Components Latent Defect within [***] after the discovery of such Component Latent Defect, provided that in the case of Component Latent Defects with respect to Patches, such Component Latent Defects must be reported to NGX within [***] of the Delivery Date of the affected Patches. The Parties acknowledge that Astellas’ obligation to report a Component Latent Defect with respect to Patches within [***] of the Delivery Date is linked to, and a result of, [***]. In the event that Astellas reports a Component Latent Defect with respect to Patches after lapse of the [***].

9.2 Rejection of Patches.

9.2.1 Notice of Non-Conforming Patches. In connection with the submission of any Component Rejection Notice concerning Non-Conforming Patches, Astellas shall (i) specify the lot number of the affected Patches, (ii) submit reasonable evidence confirming that the rejected Patches are Non-Conforming Patches, and (iii) to the extent practical, specify the nature of the defect. Additionally, Astellas shall also provide NGX with evidence of appropriate and correct storage of the Patches at all times according to the storage conditions set forth in the Patch Specifications at Exhibit 1.47 (hereinafter, the “Patch Storage Specifications”).

9.2.2 Replacement of Rejected Patches. NGX shall replace or cause to be replaced Non-Conforming Patches as soon as possible, but in no event later than by [***] after NGX’s receipt of the Component Rejection Notice in accordance with Section 9.1, by delivering to Astellas’ Final Destination, at no cost to Astellas, replacements for any rejected Non-Conforming Patches.

9.2.3 Confirmation of Cause of Non-Conformity. NGX shall have the right to examine (and to provide to LTS for examination) any Patches rejected by Astellas as being Non-Conforming Patches. In the case that NGX (either on its own behalf or on behalf of LTS) disagrees that the rejected Patches fail to conform with the product and supply warranties set forth in Section 12.2.1 hereof (“Disputed Patches”), the Disputed Patches shall be submitted to an independent and reputable third party laboratory in the United States mutually agreed upon by NGX and Astellas (the “Patch Laboratory”), the appointment of which shall not be unreasonably withheld or delayed by either Party, for testing and for rendering a decision concerning whether the Disputed Patches conform to the product and supply warranties set forth in Section 12.2.1 hereof. In making its determination, the Patch Laboratory shall take into consideration any evidence provided by NGX and/or LTS that the Disputed Patches complied with the Patch Specifications at the time the passing of risk of loss and title to the Disputed Patches passed in accordance with Section 3.5 hereof, and also any evidence provided by Astellas that the Disputed Patches were Non-Conforming Patches and were correctly handled and stored (i.e., in accordance with the Patch Storage Specifications) by Astellas and third parties under authority of Astellas. The determination of the Patch Laboratory with respect to the Disputed Patches shall be final and binding upon the Parties. The Party against

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which the determination is made shall pay the fees and expenses of the Patch Laboratory making such determination, as well as the costs of the replacement for the Disputed Patches at issue, including shipping costs.

9.3 Rejection of Gel.

9.3.1 Notice of Non-Conforming Gel. Upon submission of a Component Rejection Notice concerning Non-Conforming Gel, Astellas shall (i) specify the lot number of the affected Gel, (ii) submit reasonable evidence confirming that the rejected Patches are Non-Conforming Patches, and (iii) specify the manner in which the Gel fails to meet the product and supply warranties set forth in Section 12.2.2. Upon request by NGX, Astellas shall return the rejected Non-Conforming Gel to NGX or its designee in accordance with NGX’s reasonable instructions and at NGX’s expense.

9.3.2 Replacement of Rejected Gel. NGX shall replace Non-Conforming Gel as soon as possible, but in no event later than by [***] after NGX’s receipt of the Component Rejection Notice in accordance with Section 9.1, by delivering to Astellas’ Final Destination, at no cost to Astellas, replacements for any rejected Non-Conforming Gel. The replacement of rejected Non-Conforming Gel shall have priority over the supply of Gel ordered for shipment not more than [***] before or after the date Astellas’ Component Rejection Notice is received by NGX. Astellas shall dispose of, or return to NGX, Non-Conforming Gel in accordance with NGX’s reasonable written instructions, at NGX’s expense, and such instructions shall comply with all appropriate Regulatory Requirements.

9.3.3 Confirmation of Cause of Non-Conformity. NGX shall have the right to examine (and to provide to CPL for examination) any Gel rejected by Astellas as being Non-Conforming Gel. In the case that NGX disagrees (either on its own behalf or on behalf of CPL) that the rejected Gel fails to conform with the product and supply warranties set forth in Section 12.2.2 (“Disputed Gel”), the Disputed Gel shall be submitted to an independent facility to be mutually agreed by NGX and Astellas (the “Gel Laboratory”), the appointment of which shall not be unreasonably withheld or delayed by either Party, for testing and for rendering a decision concerning whether the Disputed Gel conforms to the product and supply warranties set forth in Section 12.2.2 hereof. In making its determination, the Gel Laboratory shall take into consideration any evidence provided by NGX and CPL that the Disputed Gel complied with the Gel Specifications at the time the passing of risk of loss and title to the Disputed Gel passed in accordance with Section 3.5 hereof, and also any evidence provided by Astellas that the Disputed Gel is Non-Conforming Gel. The determination of the Gel Laboratory with respect to the Disputed Gel shall be final and binding upon the Parties. The Party against which the determination is made shall pay the fees and expenses of the Gel Laboratory making such determination as well as the costs of the replacement for the Disputed Gel at issue, including shipping costs.

9.4 Right of Rejection. Except in the case of Component Latent Defects, to the extent that Astellas fails to reject any shipments of Non-Conforming Patches or Non-Conforming Gel and submit to NGX a Component Rejection Notice within the required time period as specified in Section 9.1 above, Astellas shall waive its right to require NGX to supply Astellas with Patches as required under Section 9.2.2 and/or Gel as required under Section 9.3.2; and the Non-Conforming Patches or Non-Conforming Gel shall be deemed accepted and conforming for purposes of this

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Section 9. The remedies set forth in Section 9.2.2 and 9.3.2 shall be Astellas’ sole remedies with respect to the delivery of Non-Conforming Patches and/or Non-Conforming Gel, but shall not limit its remedies for breach of warranty with respect to Gel under Section 12.2.2 of this Supply Agreement or a failure of Patches to conform to the Patch Specifications at the time of delivery.

10. PAYMENTS; BOOKS AND RECORDS.

10.1 Payments. All payments under this Supply Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. Any payments due under this Supply Agreement which are not paid by the date such payments are due under this Supply Agreement shall bear interest to the extent permitted by applicable law at the prime rate publicly announced by [***] to its most recent refinancing operations ([***] bid rate or fixed rate as published on [***]),[***], computed on the basis of the [***]. The applicable interest rate shall be adjusted each time there shall be a change in the aforementioned rate of the [***]. This Section 10.1 shall in no way limit any other remedies available to the Parties.

10.2 Taxes. Any tax (other than VAT) which Astellas is required to pay or withhold in respect of the payments to be made to NGX hereunder shall be deducted from the amount otherwise due provided that, in regard to any such deduction, Astellas shall give NGX reasonable assistance, which shall include the provision of such documentation as may be required by any revenue authority and other revenue services, as may be necessary to enable NGX to claim exemption therefrom or obtain a repayment thereof or a reduction thereof and shall upon request provide such additional documentation from time to time as is needed to confirm the payment of tax.

10.3 United States Dollars. All dollar amounts specified in this Supply Agreement, and all payments made hereunder, are and shall be in U.S. dollars, provided that notwithstanding the foregoing, with respect to the Third Party Costs owed to LTS for supply of Patches, Astellas shall pay such Third Party Costs in Euros.

10.4 Records; Inspection.

10.4.1 Astellas. Astellas shall keep, and require its Affiliates and Subdistributors to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable (or reimbursable) under Sections 8.6, 8.7 and 8.8 of this Supply Agreement. Such books and records shall be kept at the principal place of business of Astellas, its Affiliates and Subdistributors for at least [***] following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such [***] period by an independent auditor chosen by NGX and reasonably acceptable to Astellas for the purpose of verifying the amounts payable by Astellas hereunder. Such inspections may be made no more than [***] (it being understood that [***] visits), at reasonable times and on reasonable notice. The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 10.4.1 shall be at the expense of NGX, unless a variation or error producing an underpayment in amounts payable exceeding [***] of the amount paid for any period covered by the inspection is established in the course of any such inspection,

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whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by Astellas, together with interest on such unpaid amounts at the rate set forth in Section 10.1 above. The Parties will endeavor to minimize disruption of Astellas’ normal business activities to the extent reasonably practicable.

10.4.2 NGX. NGX shall keep complete, true and accurate books of accounts and records for the purpose of determining the amounts payable (or reimbursable) under this Supply Agreement. Such books and records shall be kept open at the principal place of business of NGX and be for at least [***] following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such [***] period by an independent auditor chosen by Astellas and reasonably acceptable to NGX for the purpose of verifying the amounts payable by NGX hereunder. Such inspections may be made [***] (it being understood that a [***] visits), at reasonable times and on reasonable notice. Astellas’ independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 10.4.2 shall be at the expense of Astellas, unless a variation or error producing an overpayment in amounts payable exceeding [***] of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period shall be paid by NGX. If the Inspection reveals any overpayment by Astellas to NGX then Astellas shall receive a credit for any such overpaid amounts provided that any such credited amount shall be immediately due and payable by NGX to Astellas on termination of this Supply Agreement. The Parties will endeavor to minimize disruption of NGX’s normal business activities to the extent reasonably practicable.

11. CONFIDENTIALITY.

11.1 Confidential Information. Except as expressly provided herein, the Parties agree that the receiving Party shall not publish nor otherwise disclose, and shall not use for any purpose, any information furnished to it by the other Party hereto pursuant to this Supply Agreement (collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information which, in each case as demonstrated by written documentation:

11.1.1 was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

11.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

11.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Supply Agreement;

11.1.4 was subsequently lawfully disclosed to the receiving Party by a person other than a Party, and who did not directly or indirectly receive such information from disclosing Party; or

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11.1.5 was independently developed by the receiving Party without use of or reference to any information or materials disclosed by the disclosing Party.

11.2 Permitted Use and Disclosures. Notwithstanding the provisions of Section 11.1 above, each Party hereto may use and disclose the other Party’s Confidential Information to the extent such use or disclosure is reasonably necessary to perform its obligations or exercise the rights granted to it, or reserved by it, under this Supply Agreement (including the right to grant sublicenses, as applicable), prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities, or conducting clinical trials hereunder with respect to the Existing Product, provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). For any other disclosures of the other Party’s Confidential Information, including to Affiliates, licensees, Subdistributors and other Third Parties, a Party shall ensure that the recipient thereof is bound by a written confidentiality agreement as materially protective of such Confidential Information as this Section 11. If the Party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other Party to delay the proposed disclosure (to the extent the disclosing Party may legally do so), for up to [***], to allow for the filing of such an application.

11.3 Terms of this Agreement. Each Party agrees not to disclose to any Third Party the terms of this Supply Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Supply Agreement (a) as required by law (as determined by the disclosing Party’s legal counsel) or in filings with governmental entities, e.g. the SEC, IRS or with national stock exchanges provided that NGX provides Astellas with a reasonable period to review the redactions of any confidential information prior to submission to the U.S. Security and Exchange Commission, or (b) under reasonable conditions of confidentiality, to advisors, auditors and actual or potential acquisition partners or private investors on a need to know basis.

11.4 Prior Non-Disclosure Agreements. Upon execution of this Supply Agreement, and except with respect to any confidentiality provisions set forth in the Agreement, the terms of this Section 11 shall supersede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

12. REPRESENTATIONS AND WARRANTIES.

12.1 Mutual Warranties. Each Party warrants and represents to the other that the Supply Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to such Party’s knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

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12.2 Product Warranties.

12.2.1 Patch Warranties. NGX represents and warrants that the Patches supplied hereunder:

(a) shall be in conformity with the Patch Specifications;

(b) shall be manufactured in accordance with cGMP and the Quality Agreement;

(c) shall comply with all Regulatory Requirements;

(d) shall have a remaining shelf-life of no less than (i) in the case of Patch Inventory, the Inventory Shelf-Life and (ii) in all other cases, the Shelf-Life; and

(e) shall be manufactured by LTS pursuant to the LTS Agreement ((a) to (e) inclusive being the “Patch Warranties”).

12.2.2 Gel Warranties. NGX represents and warrants that:

(a) the Gel supplied hereunder shall be in conformity with the Gel Specifications and shall conform with the information shown on the Certificate of Analysis provided for the particular shipment;

(b) the Gel supplied hereunder shall be manufactured in accordance with cGMP and the Quality Agreement;

(c) all raw materials used in the manufacture of the Gel shall comply with the applicable specifications, cGMP and the Quality Agreement; and

(d) none of the product supplied shall be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act (21 USC 301 et seq) and the regulations promulgated thereunder, as may be amended from time to time;

(e) the Gel supplied hereunder shall comply with all Regulatory Requirements;

(f) title to all Gel shall pass as provided in the CPL Agreement, free and clear of any security interest, lien or other encumbrance; and

(g) as of 22 December 2005, [***].

12.2.3 API Warranties. NGX represents and warrants that:

(a) all API supplied by Formosa for use by LTS in the manufacture of Patches for NGX shall comply with the API Specifications shown on the API CoA provided for the particular shipment of API;

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(b) the API supplied by Formosa for use by LTS in the manufacture of Patches for NGX shall comply with the API Regulatory Requirements and the API Quality Agreement, and all API Raw Materials used by Formosa in the manufacture of API for use by LTS in the manufacture of Patches for NGX shall comply with the applicable specifications, API Regulatory Requirements, and the API Quality Agreement;

(c) none of the API supplied by Formosa for use by LTS in the manufacture of Patches for NGX shall be adulterated or misbranded within the meaning of the Act;

(d) title to all API supplied by Formosa shall pass as provided in the Formosa Agreement, free and clear of any security interest, lien, or other encumbrance; and

(e) as of 19 August 2008, to [***].

12.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS SUPPLY AGREEMENT AND THE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

12.4 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING IN THIS SUPPLY AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF ROYALTIES AND MILESTONE PAYMENTS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS).

13. SUPPLY FAILURES.

13.1 Supply Failure. In the event of a Supply Failure (as defined below) relating to the Patch and/or Gel, Astellas shall have the rights set forth in this Section 13.

13.2 Definitions.

13.2.1A “Supply Failure” shall be deemed to have occurred with respect to a particular Component if NGX fails to deliver to Astellas for any reason, other than for Force Majeure, (a) [***] of the validly ordered quantities of such Component in a given calendar quarter and (b) [***] of the validly ordered quantities of such Component that it is obligated to deliver to Astellas in the subsequent calendar quarter.

13.2.2A “LTS Supply Failure” shall mean a Supply Failure caused in whole or in part by a Failure Event as defined in Section 6.4(a) of the LTS Agreement (a “LTS Failure Event”), it being understood that for purposes of this definition, references in the LTS Agreement to LTS’ supply of Patches to NGX will be deemed to mean LTS’ supply of Patches to Astellas.

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13.2.3A “CPL Supply Failure” shall mean a Supply Failure caused in whole or in part by a delivery failure by CPL of the type described in subsection (ii) of Section 2.8 of the CPL Agreement (a “CPL Failure Event”), it being understood that for purposes of this definition, references in the CPL Agreement to CPL’s supply of Gel to NGX will be deemed to mean CPL’s supply of Gel to Astellas.

13.2.4A “Formosa Supply Failure” shall mean any failure of Formosa to deliver [***] of the quantities of API ordered by NGX in [***] orders under the Formosa Agreement.

13.3 NGX Supply Failure. In the event of a Supply Failure that is not either an LTS Supply Failure or a CPL Supply Failure or a failure to supply by Formosa with respect to API (an “NGX Supply Failure”), the following shall apply:

13.3.1 In the event of an NGX Supply Failure with respect to Patches, NGX grants Astellas the royalty-free (save for any royalties payable under the Agreement) worldwide, non-exclusive right and license, with the right to grant sublicenses as set forth in Section 2.4 of the Agreement, under the Patent Rights and NGX Technology to:

(a) have manufactured Patches by LTS and to directly approach LTS for purposes of negotiating and entering into a direct supply agreement with LTS (such agreement to be between LTS and Astellas and not a tripartite agreement involving NGX) for the supply of Patches for sale in the Territory as part of the Existing Product, and

(b) manufacture and have manufactured API by Formosa or any other Third Party, and to directly approach Formosa for purposes of negotiating and entering into a direct supply agreement with Formosa (such agreement to be between Formosa and Astellas and not a tripartite agreement involving NGX) for the supply of API, solely for use by LTS in the manufacture and supply of Patches to Astellas in accordance with Section 13.3.1(a) above.

13.3.2 In the event of an NGX Supply Failure with respect to Gel, NGX grants Astellas the royalty-free (save for any royalties payable under the Agreement), worldwide, non-exclusive right and license, with the right to grant sublicenses as set forth in Section 2.4 of the Agreement, under the Patent Rights and NGX Technology to manufacture and have manufactured Gel by CPL or any other Third Party, and to directly approach CPL for purposes of negotiating and entering into a direct supply agreement with CPL (such agreement to be between CPL and Astellas and not a tripartite agreement involving NGX) for the supply of Gel, for sale in the Territory as part of the Existing Product.

13.3.3 Obligation to Order. Upon an NGX Supply Failure with respect to a given Component, Astellas’, its Affiliates’ and Subdistributors’ purchase obligations with respect to such Component shall be immediately suspended with respect to NGX.

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13.3.4 During the term of this Supply Agreement, upon Astellas’ request, NGX shall provide all reasonable assistance to Astellas in connection with the negotiation and the conclusion of the aforementioned direct supply agreements.

13.4 LTS Supply Failure. In the event of an LTS Supply Failure, the following shall apply:

13.4.1 the Parties will discuss the situation in the JSC (as defined in the Agreement) and mutually agree upon how NGX may best exercise its rights and remedies under the LTS Agreement to avoid or mitigate any shortage of supply.

13.4.2 to the extent possible [***], NGX agrees to [***].

13.4.3 in the event that LTS elects to exercise its option under Section 6.4(c) of the LTS Agreement to [***] to manufacture Patches for supply to NGX and Astellas, NGX shall, at its own expense, be responsible for attempting to negotiate an agreement with LTS regarding the bearing of costs, the timelines for [***]. NGX shall provide Astellas with agreement drafts during the negotiations (including any proposed execution version) for review and comment and NGX shall not enter into any such agreement with LTS without Astellas’ written approval, which shall not be unreasonably withheld or delayed. Should the parties agree to enter into such agreement with LTS, all costs associated with such agreement will be shared equally by the Parties.

13.4.4 In the event that LTS does not elect to exercise its option under Section 6.4(c) of the LTS Agreement to [***], or if the Parties cannot reach a mutually agreeable arrangement with LTS regarding [***], the Parties shall confer and decide upon a mutually acceptable third party manufacturer for the Patches (such third party manufacturer, the “Alternative Patch Supplier”), provided that if the Parties cannot agree on a mutually acceptable Alternative Patch Supplier, NGX shall have the right to make the final decision. The Parties will cooperate to promptly put in place a supply agreement with such Alternative Patch Supplier following the negotiation procedure outlined in Section 13.4.3 above and NGX shall not enter into any such agreement with such Alternative Patch Supplier without Astellas’ written approval, which shall not be unreasonably withheld or delayed. NGX shall be responsible for facilitating the transfer to the Alternative Patch Supplier of all information regarding the then existing manufacturing process and quality procedures relating to the Patch, and all LTS Know-How (as defined in the LTS Agreement) that LTS is obligated to provide to NGX under Section 6.4(b) of the LTS Agreement and the Parties shall cooperate to assist with the qualification of such Alternative Patch Supplier as quickly as reasonably practicable. The costs of qualifying and bringing an Alternative Patch Supplier on-line in responses to an LTS Supply Failure occurring prior to the second anniversary of the Effective Date shall be borne by NGX. The costs of qualifying and bringing an Alternative Patch Supplier on-line in responses to an LTS Supply Failure occurring after the second anniversary of the Effective Date shall be shared equally by the Parties.

13.4.5 In the event that Astellas has a claim for damages under this Supply Agreement as a result of a LTS Supply Failure, then Astellas shall have the rights set forth in Section 13.10.

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13.5 CPL Supply Failure. In the event of a CPL Supply Failure, the following shall apply:

13.5.1 the Parties will discuss the situation in the JSC and mutually agree upon how NGX may best exercise its rights and remedies under the CPL Agreement to avoid or mitigate any shortage of supply;

13.5.2 to the extent possible, NGX agrees to [***];

13.5.3 the Parties shall select an Alternative Gel Supplier in accordance with the process described in Section 2.4(b)(ii); and

13.5.4 in the event that Astellas has a claim for damages under this Supply Agreement as a result of a CPL Supply Failure, then Astellas shall have the rights set forth in Section 13.10.

13.6 Formosa Supply Failure. In the event of a Formosa Supply Failure, the following shall apply:

13.6.1 the Parties will discuss the situation in the JSC and mutually agree upon how NGX may best exercise its rights and remedies under the Formosa Agreement to avoid or mitigate any shortage of supply;

13.6.2 to the extent possible, NGX agrees to [***];

13.6.3 the Parties shall select an Alternative API Supplier in accordance with the process described in Section 2.4(a)(ii); and

13.6.4 in the event that Astellas has a claim for damages under this Supply Agreement as a result of a Formosa Supply Failure, then Astellas shall have the rights set forth in Section 13.10.

13.7 Effects of Breach by NGX of its Obligations Under Sections 13.4 and 13.5.

13.7.1 Breach of Section 13.4. In the event of a any material breach by NGX of its obligations under Section 13.4 which is not cured within ninety (90) days after written notice is given by Astellas to NGX specifying the breach, then notwithstanding Section 13.11, Astellas shall be entitled to bring suit against NGX for any direct damages suffered as a result of such LTS Supply Failure, and in addition, NGX agrees that:

(a) Astellas shall have the right to enter into direct supply agreements with LTS and Formosa as set forth in 13.3.1.

(b) Astellas shall have the right to exercise the Patch Backup Manufacturing Licenses set forth in Section 13.8.1 for the sole purpose of making or having made Patches for sale in the Territory as part of the Existing Product, all as further set forth in Section 13.8.1.

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(c) NGX shall, upon Astellas’ exercise of its Patch Backup Manufacturing Licenses pursuant to subsection (b) above, use commercially reasonable efforts to deliver to, or facilitate the delivery to, Astellas, at no additional cost, of (i) all NGX Technology relating to the Patch, and (ii) all LTS Know-How (as defined in the LTS Agreement) that LTS is obligated to provide to NGX under Section 6.4(b) of the LTS Agreement. All such know-how and information delivered to Astellas under this Section 13.7.1 shall be deemed Confidential Information of NGX.

13.7.2 Breach of Section 13.5. In the event of any material breach by NGX of its obligations under Section 13.5 which is not cured within [***] after written notice is given by Astellas to NGX specifying the breach, then notwithstanding Section 13.11, Astellas shall be entitled to bring suit against NGX for any direct damages suffered as a result of such CPL Supply Failure, and in addition, NGX agrees that:

(a) Astellas shall have the right to enter into direct supply agreements with CPL as set forth in 13.3.2.

(b) Astellas shall have the right to exercise the Backup Manufacturing Licenses set forth in Section 13.8.2 for the sole purpose of making or having made Gel for sale in the Territory as part of the Existing Product, all as further set forth in Section 13.8.2.

(c) NGX shall, upon Astellas’ exercise of its Backup Manufacturing License pursuant to subsection (b) above, use commercially reasonable efforts to transfer (or facilitate the transfer) to Astellas, at no additional cost, of (i) all NGX Technology relating to the Gel and (ii) all manufacturing technology, know-how and information relating to the Gel and its manufacture that CPL is obligated to provide to NGX under Section 2.8 of the CPL Agreement. All such know-how and information delivered to Astellas under this Section 13.7.2 shall be deemed Confidential Information of NGX.

13.8 Grant of Back-Up Manufacturing Licenses.

13.8.1 Patch Back-up Manufacturing Licenses in case of LTS Supply Failure.

(a) LTS Back-up License. NGX hereby grants to Astellas a royalty-free (save for any royalties payable under Section 6.4(f) of the LTS Agreement), worldwide, nonexclusive license, with the right to grant sublicenses as set forth in Section 2.4 of the Agreement, under the LTS Technology (as defined under Section 6.4(a)(vi) of the LTS Agreement) to make and have made the Patches (solely for sale in the Field and Territory as part of the Existing Product); provided that Astellas, its Affiliates or Subdistributors shall not exercise any rights set forth in this Section 13.8.1(a) except as provided in Section 13.8.1(c) below; and

(b) Patent Rights. NGX hereby grants to Astellas a royalty-free (save for any royalties payable under the Agreement), worldwide, nonexclusive license (subject to any royalties owing to UC (as defined in the Agreement) and any other Third Party licensors of NGX in connection with Astellas’ exercise of such license), with the right to grant sublicenses as set forth in Section 2.4 of the Agreement, under the Patent Rights, Data and NGX Technology (excluding the LTS

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Technology) to make and have made the Patches (solely for sale in the Field and Territory as part of the Existing Product); provided that Astellas, its Affiliates or Subdistributors shall not exercise any rights set forth in this Section 13.8.1(b) except as provided in Section 13.8.1(c) below.

(c) Astellas, its Affiliates or Subdistributors shall not exercise the rights set forth in Sections 13.8.1(a) and 13.8.1(b) except and until the occurrence of the conditions described in Section 13.7.1, provided that notwithstanding the foregoing, in no event shall such rights be exercisable unless LTS has declined to exercise its option under Section 6.4(c) of the LTS Agreement to manufacture Patches at a LTS Second Site, such option has expired as per the terms of Section 6.4(c) of the LTS Agreement, or an agreement with LTS has not been reached regarding the terms under which it would manufacture Patches at a LTS Second Site. Additionally, it is further understood and agreed that Astellas shall only have the right to exercise its license under Section 13.8.1(a) if and as long as NGX has the right under Section 6.4(d) of the LTS Agreement to exercise the back-up license under the LTS Technology (as defined in the LTS Agreement).

13.8.2 Gel Back-up Manufacturing License in case of CPL Supply Failure. NGX hereby grants to Astellas a royalty-free (save for any royalties payable under the Agreement), worldwide, nonexclusive license (subject to any royalties owing to UC (as defined in the Agreement) and any other Third Party licensors of NGX in connection with Astellas’ exercise of such license), with the right to grant sublicenses as set forth in Section 2.4 of the Agreement, under the Patent Rights, Data and NGX Technology (excluding the LTS Technology (as defined in the LTS Agreement)) to make and have made the Gel (solely for sale in the Field and Territory as part of the Existing Product); provided that Astellas, its Affiliates or Subdistributors shall not exercise any rights set forth in this Section 13.8.2 except and until the occurrence of the conditions described in Section 13.7.2.

13.9 NGX Supply after Supply Failure. It is understood and agreed that the Back-up Manufacturing License set forth in Section 13.8 with regard to a Component shall terminate and be of no further force and effect at such time as NGX can reasonably demonstrate that it is able to resume the supply of Astellas’ requirements of such Component, provided that NGX has informed Astellas of its intent to resume supply of such Component at least three (3) months before such resumption with a respective written notice.

13.10 NGX Liability for Acts and Omissions of LTS and CPL. In the event Astellas suffers damages as a result of a breach of this Supply Agreement, which breach is the result of an act or omission on the part of LTS or CPL or Formosa, including without limitation a CPL Failure Event or LTS Failure Event or a failure of the Components delivered to Astellas to conform with the applicable product warranties under Section 12.2, then:

(a) to the extent such breach is the result of:

(i) LTS’ supply of Patches under this Agreement that do not conform with the Patch Specifications at the time of delivery, or

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(ii) LTS’ gross negligence or willful misconduct in connection with the use, development, manufacturing, sale, distribution or application of the Patch (as defined in the LTS Agreement), or

(iii) a breach by CPL of its warranties under the CPL Agreement (including its product warranties with respect to Gel), or

(iv) CPL’s negligent or intentionally wrongful acts or omissions, or

(v) the negligent or intentionally wrongful acts or omissions of Formosa except to the extent arising out of or relating to claims covered under Section 12.1 of the Formosa Agreement, or

(vi) breach by Formosa of any of its representations and warranties under the Formosa Agreement (including but not limited to the product warranties with respect to API in Section 12.2.3) except to the extent arising out of or relating to claims covered under Section 12.1 of the Formosa Agreement, or

(vii) any API IP Claims arising from the manufacture, sale and use of the API, which API IP Claims are caused by use of any technology or intellectual property owned or supplied by Formosa,

[***].

(b) to the extent such breach is not the result of an action described in (a), then provided that such act or omission constitutes a breach under the terms of the LTS Agreement, Formosa Agreement or CPL Agreement, as applicable, and the applicable agreement does not preclude monetary damages as a remedy for such act or omission (i.e., to the extent that the LTS Agreement, Formosa Agreement or CPL Agreement, as applicable, does not specify that the particular breach is subject to a sole remedy that is non-monetary in nature), NGX agrees, to either (i) [***]. The Party [***] will keep the other Party reasonably informed of the progress of such [***], including with respect to the [***]. In any such [***], the Party not [***] shall cooperate fully, including without limitation by [***] as the Party [***] may reasonably request. To the extent permissible [***], the Party [***] will provide the other Party an opportunity to consult on [***] and take such other Party’s comments and recommendations into reasonable consideration. [***].

13.11 Sole Remedy. The Parties acknowledge and agree that the sole objective of this Supply Agreement is to extend to Astellas the benefits of NGX’s supply agreements with LTS, Formosa and CPL so that Astellas may obtain its requirements of Components from LTS and CPL. It is understood that NGX’s role in the supply process is limited to serving as an intermediary between its suppliers and Astellas, and that it is endeavoring to pass through to Astellas the benefits of its supply arrangements with LTS and CPL at cost. Accordingly, the Parties agree that notwithstanding anything to the contrary in this Supply Agreement, provided NGX has complied

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with it’s obligations under Sections 13.4, 13.5, 13.10, 14 and 17.1, NGX shall not be liable for any act or omission of LTS, Formosa or CPL, and accordingly, except as provided in Section 5.5.2 (with respect to late delivery of Patches) Section 9.1 (with respect to Component Latent Defects), Sections 9.2 and 9.3 (with respect to Non-Conforming Patches and Non-Conforming Gel, respectively), the remedies described in Article 17 and this Article 13 shall constitute Astellas’ sole remedy and NGX’s sole obligation with respect to acts or omission of LTS, Formosa or CPL.

14. REGULATORY MATTERS

To the extent (a) any governmental or regulatory authority issues a request, directive or order that the Existing Product be recalled or withdrawn in the Territory, (b) a court of competent jurisdiction orders a recall or withdrawal of the Existing Product in the Territory or (c) either Party determines, after consultation with the other Party, that the Existing Product should be recalled or withdrawn in the Territory, the Parties shall recall or withdraw the Existing Product as set forth in this Section 14 (each, a “Recall”). As between the Parties, Astellas shall control and coordinate, including making all contacts with regulatory authorities, all activities it deems necessary in connection with such Recall in the Territory. NGX shall cooperate with Astellas, at Astellas’ request, in the handling and disposition of any such Recall. Astellas shall bear all costs [***] associated with any such Recall, provided that to extent that such Recall is the result of an act or omission of (i) NGX, then NGX shall bear all costs ([***]) associated with any such Recall, or (ii) LTS, Formosa or CPL, then Astellas shall have the right to pursue recovery of all costs (including reasonable fees of experts and attorneys and government fines and penalties) associated with any such Recall in accordance with Section 13.10. Further details of Recalls and withdrawals from the market shall be set forth in the Quality Agreement.

15. TERM AND TERMINATION

15.1 Term. This Supply Agreement shall become effective as of the Effective Date and, unless terminated otherwise in accordance with this Section 15, be in effect until the first to occur of (i) the expiry, on a country by country basis, of the LTS Agreement as amended on 4 June 2009 (ii) expiry of the Agreement, or (iii) a termination of the Agreement becomes effective or the expiry of the Wind-down Period, whichever is the later.

15.2 Expiration upon Execution of Direct Supply Arrangements. Notwithstanding Section 15.1, this Supply Agreement shall automatically terminate:

15.2.1 with respect to Patches, upon the last to occur of (i) execution of the Formosa Tri-Partite Agreement by and among Astellas, NGX and Formosa; (ii) the execution of the LTS Tri-Partite Agreement by and among Astellas, NGX and LTS; and (iii) the transfer by [***] of the methods used by [***] in its release and quality control of API pursuant to Section 2.3.1; and

15.2.2 with respect to Gel, upon the last to occur of (i) the execution of the CPL Tri-Partite Agreement by and among Astellas, NGX and CPL and (ii) the transfer of the written documentation of the methods used by CPL in its release and quality control of API pursuant to Section 2.3.3.

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15.3 Termination for Material Breach. In the event of a Party’s material breach of this Supply Agreement, the non-breaching Party shall have the right to provide notice of its intention to terminate this Supply Agreement. Such notice shall specify in reasonable detail the facts and circumstances constituting the material breach of this Supply Agreement. Upon the expiration of ninety (90) days after receipt by the breaching Party of such notice, if the breaching Party has not cured such material breach, the non-breaching Party shall have the right to terminate this Supply Agreement in whole by giving a notice of termination, which shall be effective on the date such notice is given.

16. EFFECTS OF TERMINATION.

16.1 Accrued Obligations. Expiration or termination of this Supply Agreement for any reason shall not release either Party hereto from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Supply Agreement.

16.2 Survival. Sections 1, 10.4, 11, 12.3, 12.4, 13.10, 13.11, 14, 16, 17 18 and 19 of this Supply Agreement shall survive expiration or termination of this Supply Agreement for any reason. Except as otherwise provided in this Section 16, all rights and obligations of the Parties under this Supply Agreement shall terminate upon expiration or termination of this Supply Agreement for any reason.

17. INDEMNIFICATION

17.1 Indemnification of Astellas. Subject to Section 12.4, NGX hereby agrees to indemnify, defend and hold harmless Astellas, its Affiliates, and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “Astellas Indemnitees”) from and against any losses, costs, claims, damages, liabilities or expenses (including, without limitation, reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”):

17.1.1 from any claims, suits, actions or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Astellas Indemnitee as a result of (a) [***]. NOTWITHSTANDING THE FOREGOING, NGX’S AGGREGATE LIABILITY TO INDEMNIFY ASTELLAS AGAINST PATCH RELATED CLAIMS UNDER (c) AND (e) [***]; and

17.1.2 resulting from the indemnities given to [***].

17.2 Indemnification of NGX. Subject to Section 12.4, Astellas hereby agrees to indemnify, defend and hold harmless NGX, its Affiliates, and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “NGX Indemnitees”) from and against any Liabilities from any Third Party Claims incurred by any NGX Indemnitee as a result of [***].

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17.3 Procedure. A Party that intends to claim indemnification under this Section 17 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided, that the Indemnitee shall have the right to participate in the defense or settlement of such Third Party Claim with counsel of its own choosing at its expense. The Indemnitor shall keep the Indemnitee fully informed of the progress of any such Third Party Claim. The indemnity arrangement in this Section 17 shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 17, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 17. The Indemnitee under this Section 17 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

17.4 Indemnification in case of LTS Infringement.

17.4.1 Astellas shall indemnify and hold harmless LTS from [***] in the Territory and such use of [***] occurs as a consequence of LTS’ manufacture of Existing Product in fulfillment of Astellas’ orders under this Agreement.

17.4.2 With respect to [***] by or for NGX for commercialization by Astellas, its Affiliates and/or Subdistributors, and/or (ii) the [***] in each case in the Territory under this Agreement, [***] including without limitation [***] (as defined in the LTS Agreement) and [***]:

If LTS is sued for an alleged [***], for all costs and expenses incurred by LTS in defense of such IP Claims [***] and such costs and liabilities shall be dealt with in accordance with Section 11.4 of the Agreement. If Astellas and/or NGX are sued for an [***] then all costs and expenses incurred in defense of [***] in excess of the [***] shall be dealt with in accordance with Section 11.4 of the Agreement.

17.4.3 Other than (a) to the extent to which [***] of the LTS Agreement, and/or (b) to the extent arising from [***] and/or (c) to the extent in excess of the [***] shall indemnify and [***] that arise from the [***] in the Territory, including claims under [***]; provided that (i) LTS promptly notifies NGX of the Claim, (ii) (A) in the case of a Claim involving both NGX and Astellas, NGX has sole control of the defense and/or settlement of the Claim (but Astellas may participate in such defense and/or settlement with counsel of its choice and its own expense) and (B) in the case of a Claim involving only Astellas, Astellas has sole control of the defense and/or settlement of the Claim (but NGX may participate in such defense and/or settlement with counsel of its choice and its own expense), and (iii) [***], as the case may be, with respect to such defense and settlement. NGX shall promptly notify Astellas of any Claims notified by LTS under this Section 17.4.3 or under Section 9.3 (c) of the LTS Agreement.

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17.5 Insurance. Each Party shall secure and maintain in effect during the term of this Agreement and for a period of five (5) years thereafter insurance policy(ies) underwritten by a reputable insurance company in a form and having limits standard and customary for entities in the biopharmaceutical industry for exposures related to the Existing Product. Such policies shall include coverage for products liability. Upon request by the other Party hereto, certificates of insurance evidencing the coverage required above shall be provided to the other Party.

18. DISPUTE RESOLUTION

18.1 Disputes. In the event of any dispute between the Parties arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the [***] for attempted resolution by good faith negotiations within [***] after such notice is received, and, in such event, each Party shall cause its representative to meet and be available to attempt to resolve such issue. Notwithstanding the foregoing, neither Party shall be obligated to negotiate for more than [***]. If the Parties should resolve such dispute or claim, a memorandum setting forth their agreement will be prepared and signed by both Parties if requested by either Party.

18.2 Arbitration. Any dispute, controversy or claim with respect to the breach, interpretation or enforcement of this Agreement, including disputes relating to termination of this Agreement that cannot be resolved pursuant to Section 18.1 shall be settled by binding arbitration in the manner described in this Section 18. The arbitration shall be conducted by the [***] under its rules of arbitration then in effect. Notwithstanding those rules, the following provisions shall apply to the arbitration hereunder.

18.2.1 Arbitrators. The arbitration shall be conducted by a single [***] arbitrator; provided that at the request of either Party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) [***] arbitrator chosen by each of Astellas and NGX and the third appointed by the other two (2) arbitrators. If the Parties are unable to agree upon a single arbitrator, or the other two (2) arbitrators are unable to agree upon the third arbitrator in case of a panel of three (3), such single or third arbitrator (as the case may be) shall be appointed in accordance with the rules of [***]. In any event, the arbitrator or arbitrators selected in accordance with this Section 18.2.1 are referred to herein as the “Panel” and shall be comprised of arbitrators who are familiar with worldwide research and business development in the pharmaceutical industry, unless otherwise agreed.

18.2.2 Proceedings. Except as otherwise provided herein, the Parties and the arbitrators shall use their best efforts to complete the arbitration within [***] after the appointment of the Panel under Section 18.2.1 above, unless a Party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. In such case, the Panel may extend such time table as reasonably required. The Panel shall, in rendering its decision, apply the substantive law of the [***], without regard to its conflicts of laws provisions, except that the interpretation and enforcement of this Section 18 shall be governed by the [***]. The proceeding shall take place in [***]. The arbitral proceedings and all pleadings, responses and evidence shall be in the English language. If so requested by the arbitrator(s), any evidence

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originally in a language other than English shall be submitted with an English translation accompanied by an original or true copy thereof. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction. If the Panel determines that it is reasonable to do so, the fees of the Panel shall be paid by the losing Party, which Party shall be designated by the Panel. Otherwise, the fees of the Panel shall be split equally between the Parties. Each Party shall bear the costs of its own attorneys’ and experts’ fees; provided that the Panel may in its discretion award the prevailing Party all or part of the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding.

18.2.3 Interim Relief. Notwithstanding anything in this Section 18.2 to the contrary, Astellas and NGX shall each have the right to apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other similar interim or conservatory relief, as necessary, pending resolution under the above described arbitration procedures. Nothing in the preceding sentence shall be interpreted as limiting the powers of the arbitrators with respect to any dispute subject to arbitration under this Agreement. The Panel may award injunctive relief.

19. MISCELLANEOUS

19.1 Governance of Documents. In the event of any conflict between the terms and conditions of this Supply Agreement and any terms and conditions that may be set forth on any order, invoice or Exhibit, the terms and conditions of this Supply Agreement shall govern. Unless otherwise explicitly stated, in the event of any conflict between the terms of the Agreement and the terms and conditions set forth in this Supply Agreement, or on any order, invoice, or Exhibit, the terms and conditions of the Agreement shall prevail in all cases.

19.2 Governing Law. This Supply Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the [***], without reference to conflicts of laws principles. [***] shall not apply to this Supply Agreement or any activities in connection with this Supply Agreement.

19.3 Force Majeure. Nonperformance of any Party, except for failure to pay amounts due hereunder, shall be excused to the extent that performance is rendered impossible by strike (except in the case of NGX’s workforce), fire, earthquake, flood, acts of terrorism, governmental acts or orders or restrictions, or failure of suppliers or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party. In such event Astellas or NGX, as the case may be, shall promptly notify the other Party of such inability and of the period for which such inability is anticipated to continue. Without limiting the foregoing, the Party subject to such inability shall use reasonable efforts to minimize the duration of the impact of any force majeure event on its performance hereunder. Notwithstanding the foregoing, it is understood and agreed that a failure of NGX to supply Components to Astellas in accordance with the terms and conditions of this Agreement due to the failure of LTS and/or Formosa and/or CPL to fulfill their supply obligations to NGX under the LTS Agreement and CPL Agreement, respectively, shall not constitute Force Majeure under this Section 19.3 except (a) in the case of a failure by CPL to fulfill its supply obligations to NGX under the CPL Agreement, such failure was due to “Force Majeure” as defined

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in Section 13.5 of the CPL Agreement, or (ii) in the case of a failure by LTS to fulfill its supply obligations to NGX under the LTS Agreement, such failure was due to “Force Majeure” as defined in Section 12.6 of the LTS Agreement or (iii) in the case of a failure by Formosa to fulfill its supply obligations to NGX under the Formosa Agreement, such failure was due to “Force Majeure” as defined in Section 13.5 of the Formosa Agreement.

19.4 No Implied Waivers; Rights Cumulative. No failure on the part of NGX or Astellas to exercise and no delay in exercising any right under this Supply Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

19.5 Independent Contractors. Nothing contained in this Supply Agreement is intended implicitly, or is to be construed, to constitute NGX or Astellas as partners in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party. This Supply Agreement does not create a partnership for USA federal income tax purposes (as defined in Section 761 of the USA Internal Revenue Code), for any USA state or local jurisdiction, or in any country other than the USA. Therefore there is no requirement to file Form 1065, USA Partnership Return of Income, any similar USA state or local income tax return, or any similar document with tax authorities in any country other than the USA.

19.6 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered in person, by a nationally recognized overnight courier, or by facsimile (receipt confirmed), to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the Term, and shall be deemed to have been given when received unless otherwise specified herein as when sent.

Astellas:	Astellas Pharma Europe Limited
[***]

NGX:	NeurogesX Inc.
[***]

with a copy to:	[***]

19.7 Assignment. This Supply Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party hereto; except either Party may assign this Supply Agreement without the other Party’s consent to an entity that acquires substantially all of the business or assets of the assigning Party, in each case whether by merger, acquisition, or otherwise, provided the acquiring Party assumes this Supply Agreement in writing or by operation of

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law. In addition, either Party shall have the right to assign this Supply Agreement to an Affiliate upon notice to the non-assigning Party; provided that the assigning Party guarantees the performance of this Supply Agreement by such Affiliate, and further provided that if the non-assigning Party reasonably believes such assignment could result in material adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s consent.

19.8 Modification. No amendment or modification of any provision of this Supply Agreement shall be effective unless in writing signed by all Parties hereto. No provision of this Supply Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.

19.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

19.10 Counterparts. This Supply Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

19.11 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Supply Agreement.

19.12 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of NGX and Astellas are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions. NGX and Astellas shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

19.13 Entire Agreement. This Supply Agreement and the Agreement, together with all the Exhibits to each of the foregoing and other agreements entered into as provided therein, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between NGX and Astellas with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be executed by their duly authorized officers and delivered in duplicate originals as of the date first written above.

NEUROGESX, INC.		ASTELLAS PHARMA EUROPE LIMITED

By:	/s/ Anthony A. DiTonno	By:	/s/ Masao Yoshida
Name:	Anthony A. DiTonno	Name:	Masao Yoshida
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

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EXHIBIT C

[***]

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EXHIBIT 1.22

BREAKDOWN OF COST OF GOODS

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		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]
[***]
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[***]

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[***]
[***]
[***]
[***]

[***]

	[***]	[***]

	[***]	[***]

	[***]	[***]

	[***]	[***]

	[***]	[***]
÷

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[***]		[***]

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[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	$	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	$	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	$	[***]

		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	$	[***]
		÷	÷	÷	÷	÷	÷	÷	÷	÷	÷	÷		÷

		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	$	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	$	[***]

[***]
[***]
[***]
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EXHIBIT 4.4

TEXT FOR INITIAL PATCH BACKING

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EXHIBIT 5.2.4

MAXIMUM ORDER QUANTITY

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EXHIBIT 5.3.2

PURCHASE ORDER FORM

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Purchase Order

P. O. Number:

Date:

Authorized by:

Issued To:	Ship via:
NeurogesX, Inc.
2215 Bridgpointe Parkway Suite 200	Ship to attn:
San Mateo, California 94404
United States of America	Ship by date:
Phone: (650) 358-3300

Purchase order number must appear on all invoices and correspondence.

Item	Description	Quantity	Unit Price	Extended Price (indicate currency)
—
—
—
—
—
—
—
—
—
—
—
—
—
—
—
			Subtotal	$—

Tax rate
			Sales tax	$—

Other
		Total	PO amount	$—

“Please describe in the box below, all order requirements such as lot number, labeling instructions, batch segregation, and special delivery instructions.”

Any existing agreement for the subject matter of this purchase order shall supersede the terms herein. In the absence of such agreement, NeurogesX, Inc. accepts and agrees to deliver goods and/or services as identified with the terms of this PO. Invoice amounts related to this PO may not exceed the total PO amount without the prior written approval of (your Company name). Further, in the absence of an existing agreement regarding the subject matter of the PO, this PO shall embody the entire agreement between (your company name) and NeurogesX. The Parties shall not be bound by or liable for any statement, representation, promise or understanding, except confidentiality, not set forth herein. Nothing contained in proposals, correspondence, discussions or negotiations prior to the date of this PO has any effect on this PO unless specifically incorporated herein. No changes, amendments or substitutions of any of the terms and conditions shall be valid unless signed both by (your company name) and NeurogesX, Inc.

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EXHIBIT 8.1

QUALITY AGREEMENT

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